UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 22, 2009

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

(a) The information set forth in Item 5.03(a) is incorporated by reference in this Item 3.03(a).  The effect of the amendment described in clause (2) in Item 5.03(a) (the “Supermajority Vote Reduction Amendment”) is that any amendment to the Restated Articles of Incorporation of Central Pacific Financial Corp. (the “Company”) that would have required a two-thirds vote under Section 414-283 of the Hawaii Business Corporation Act before effectiveness of the Supermajority Vote Reduction Amendment, except as otherwise provided in the Restated Articles of Incorporation, will now require the affirmative vote of the holders of a majority of the shares of the Company entitled to vote thereon.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On October 22, 2009, at a special meeting of the shareholders of the Company, the Company’s shareholders approved an amendment to the Restated Articles of Incorporation to: (1) increase the authorized number of shares of common stock from 100,000,000 shares to 185,000,000 shares; and (2) reduce the two-thirds supermajority vote applicable to the Company under Hawaii law as a corporation incorporated before July 1, 1987, to a majority of the outstanding shares entitled to vote, in order to amend its Restated Articles of Incorporation.  The amendment became effective on October 26, 2009, the date on which Articles of Amendment to the Company’s Restated Articles of Incorporation were filed with the State of Hawaii Department of Commerce and Consumer Affairs Business Registration Division.

A copy of the Articles of Amendment is filed as Exhibit 3.1 to this report.

ITEM 8.01 OTHER EVENTS.

On October 22, 2009, the Company issued a press release announcing the results of its special meeting of shareholders.  The press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	3.1	Article of Amendment to Restated Articles of Incorporation
	99.1	Press release dated October 22, 2009 announcing the results of the special meeting of shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date October 28, 2009	/s/ Ronald K. Migita
Ronald K. Migita
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Article of Amendment to Restated Articles of Incorporation
99.1	Press release dated October 22, 2009 announcing the results of the special meeting of shareholders